                                                                      EXHIBIT 12

STATEMENT RE COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES (UNAUDITED)



                                                                       Historical
                                               ---------------------------------------------------------------
                                                                                             Nine Months Ended
                                                           Year Ended December 31,             September 30,
                                               --------------------------------------------  -----------------
                                                 1992      1993      1994      1995   1996         1997
                                                 ----      ----      ----      ----   ----         ----
Earnings
 Pretax Income                                 10,665    13,523    19,340    25,319    6,929       26,420
                                               ------    ------    ------    ------   ------       ------
 Plus:
  Interest Charges                              8,146     8,879    12,517    15,120   23,968       20,730
  Less: Amounts Capitalized                       646       925     2,776     3,315    6,723        2,693
                                               ------    ------    ------    ------   ------       ------
   Net Interest                                 7,500     7,954     9,741    11,805   17,245       18,037
                                               ------    ------    ------    ------   ------       ------
  Amortization of Debt Expense                    210       474       460       597      457        1,518
  Amortization of Previously
    Capitalized interest                          209       529     1,276     1,915    1,718        2,151
                                               ------    ------    ------    ------   ------       ------
TOTAL EARNINGS                                 18,584    22,480    30,817    39,636   26,349       48,126
                                               ======    ======    ======    ======   ======       ======
Fixed Charges
  Interest Charges                              8,146     8,879    12,517    15,120   23,968       20,730
  Amortization of Debt Expense                    210       474       460       597      457        1,518
                                               ------    ------    ------    ------   ------       ------
TOTAL FIXED CHARGES                             8,356     9,353    12,977    15,717   24,425       22,248
                                               ======    ======    ======    ======   ======       ======
RATIO                                            2.22      2.40      2.37      2.52     1.08         2.16
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